November 16, 2001

Trevor Webb
CEO
Rubber Technology International, Inc.
3185 East Washington Blvd.
Los Angeles, CA 90023

RE:     Payment for Hauling Services

Dear Mr. Webb

     This letter sets forth our understanding whereby Rubber Technology International, Inc. (RTEK) has agreed to issue the undersigned 875,000 shares of RTEK common stock (the "Shares") in exchange for $35,000. in compensation for hauling services rendered RTEK. Said issuance shall be registered on Form S-8 with the Securities and Exchange Commission (the "Registration Statement").

If this letter correctly sets forth your understanding and agreement with respect to the matters mentioned above, please execute and return one copy of this Agreement to the undersigned personal service or facsimile and U.S. Mail.

                                       Very truly yours,

                                       /s/ Mark Blackburn
                                       Mark Blackburn